Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-254415 on Form S-3 and Registration Statement Nos. 333-254414 and 333-236247 on Form S-8 of 1Life Healthcare, Inc. of our report dated May 26, 2021, relating to the financial statements of Iora Health, Inc. incorporated in this Current Report on Form 8-K dated September 1, 2021 from Registration Statement No. 333-257720 on Form S-4.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 1, 2021